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        As filed with the Securities and Exchange Commission on November 6, 2003
                                                     Registration No. 333-101408



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------



                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM S-4


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------


                               FIRST CAPITAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            INDIANA                            6035                       35-2056949
(State or Other Jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)      Identification Number)

                             220 FEDERAL DRIVE, N.W.
                             CORYDON, INDIANA 47112
                                 (812) 738-2198

               (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                                WILLIAM W. HARROD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             220 FEDERAL DRIVE, N.W.
                             CORYDON, INDIANA 47112
                                 (812) 738-2198

            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)



                                   Copies to:

                              Aaron M. Kaslow, Esq.
                          Muldoon Murphy & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840




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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 59,630 shares of the $.01 par value common stock (the "Common Stock") of First Capital, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Proxy Statement-Prospectus dated January 30, 2003 (the "Prospectus"). The remaining 285,370 shares registered pursuant to this Registration Statement on Form S-4 have been issued in accordance with the Prospectus in the exchange described therein.

      The Company has determined that no further shares will be offered, exchanged and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, First Capital, Inc., the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corydon, State of Indiana, on November 6, 2003.

                                          FIRST CAPITAL, INC.



                                          By: /s/ William W. Harrod
                                              ----------------------------------
                                              William W. Harrod
                                              President, Chief Executive Officer
                                              and Director






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